Exhibit 10.19

Final Version; as amended

January 7, 2020

2017 BOWLMOR AMF CORP. STOCK INCENTIVE PLAN

ARTICLE 1

Purpose

Bowlmor AMF Corp., a Delaware corporation (the “Company”), hereby establishes the 2017 Bowlmor AMF Corp. Stock Incentive Plan (the “Plan”), effective as of September 29, 2017 (the “Effective Date”). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company and its Subsidiaries can attract, retain and motivate selected directors, officers, other employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company, which their effort, initiative and skill have helped produce.

ARTICLE 2

Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Atairos Entities” means Atairos Group, Inc., a Cayman Islands exempted company, Atairos Partners, L.P., Atairos Management, L.P. and A-B Parent LLC, a Delaware limited liability company.

“Award” means any grant of an Option or Other Share-Based Award under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Committee), be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Cause” has the definition set forth in a Participant’s employment agreement with the Company or any of its Subsidiaries or, in the absence of such a definition, means the Participant’s: (i) conviction of a felony or any crime involving dishonesty or theft; (ii) fraudulent, unlawful or grossly negligent conduct in connection with the Participant’s employment duties or responsibilities; (iii) willful misconduct; (iv) contravention of specific lawful directions from the Board related to a material duty or responsibility; (v) material breach of the obligations of any agreement with the Company; (vi) acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company or its Affiliates; (vii) material failure to comply with a material written policy of the Company; or (viii) material act or omission which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or its Affiliates.

“Change in Control” has the meaning set forth in the Stockholders’ Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

“Committee” means a committee of two or more members of the Board designated by the Board to administer the Plan, or if no such committee has been designated, the Board, in each case subject to recusal as appropriate.

“Common Shares” means shares of the common stock of the Company and any other security into which such common stock may hereafter be converted or changed.

“Company Group” means the Company, its Subsidiaries, and any of their Affiliates, including, for the avoidance of doubt, the Atairos Entities and their portfolio companies.

“Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to substantially perform the duties of the Participant’s role with the Company, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.

“Eligible Individual” has the meaning set forth in Article 5.

“Encumbrance” means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Common Share issued in respect of any Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

“Exercise Price” means the price at which a Common Share may be purchased by a Participant pursuant to an Option, as set forth in the relevant Grant Notice and/or Award Agreement.

“Fair Market Value” means, with respect to a Common Share as of any date of determination, the fair market value as determined in good faith by the Board.

“Grant Notice” means any notice of the Award of Stock Options that is issued and accompanied by any Award Agreement which may, but need not (as determined by the Committee), be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

“Involuntary Transfer” means a transfer of a Participant’s Award or any Common Share issued in respect of any Award by operation of law including, without limitation, as a result of (i) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (ii) a sale at any creditors’ or judicial sale or (iii) a transfer arising out of a divorce or separation proceeding.

“Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code.

“Option” means an option to purchase Common Shares granted to an Eligible Individual under the Plan.

“Other Share-Based Award” means any award granted under the Plan denominated in or based on Common Shares or the value or change in value of Common Shares or the dividends paid on Common Shares.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Permitted Transferee” has the meaning set forth in the Stockholders’ Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” has the meaning set forth in Article 1.

“Section 409A” has the meaning assigned to it in Article 14. “Securities Act” means the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder.

“Stockholder” has the meaning set forth in the Stockholders’ Agreement. “Stockholders’ Agreement” means that certain Stockholders’ Agreement by and among (i) the Company, (ii) A-B Parent LLC, a Delaware limited liability company, (iii) Cobalt Recreation LLC, a Delaware limited liability company, (iv) Thomas F. Shannon and (v) Atairos Group, Inc., a Cayman Islands exempted company, dated as of June 6, 2017, as amended from time to time.

“Subsidiary” means with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Substitute Award” means an Award granted pursuant to Article 5 in assumption of, or as an alternative to or replacement of, an outstanding award previously granted by a business or entity all or a portion of which is acquired by the Company or any of its Affiliates or Subsidiaries, or with which the Company or any of its Affiliates or Subsidiaries combines.

“Unvested Award” means, as of any date, any Award (or any portion thereof) which by its terms has not yet vested and become exercisable as of such date.

“Vested Award” means, as of any date, any Award (or any portion thereof) which by its terms has vested and become exercisable as of such date.

ARTICLE 3

Administration

Section 3.01. Committee. The Plan shall be administered by the Committee.

Section 3.02. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

(a) to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Common Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b) to interpret the Plan;

(c) to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d) to determine whether, to what extent and under what circumstances Awards may be settled in cash, Common Shares, other Awards or other property, including without limitation the authority to settle Awards in cash or property upon a Change in Control or other similar corporate transaction;

(e) to determine whether, to what extent and under what circumstances cash, Common Shares, other Awards, other property and any other amounts payable with respect to an Award shall or may be deferred either automatically or at the election of the Participant or of the Committee;

(f) to cancel and regrant, accelerate vesting or otherwise adjust the Exercise Price of an Award previously granted under the Plan; and

(g) to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03. Committee Discretion. In exercising its authority, the Committee shall have the broadest possible discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Committee under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04. Committee Delegation. To the extent permitted by applicable law, the Committee may delegate its authority, or specified items thereof, to one or more designated officers of the Company or other committees of the Board.

ARTICLE 4

Shares Subject to the Plan

Section 4.01. General Limitation.

(a) Subject to Section 4.02 below, the maximum number of Common Shares that may be issued or used for reference purposes under the Plan is 2,036,158 Common Shares.

(b) To the extent any Common Shares covered by an Award, other than a Substitute Award, are not issued because the Award is forfeited, canceled or expires without being exercised, such Common Shares shall not be deemed to have been issued for purposes of determining the maximum number of Common Shares available for issuance under the Plan.

(c) Notwithstanding anything to the contrary in Section 4.01(b) above, Commons Shares subject to an Award shall not again be available for issuance under the Plan if such Common Shares are (i) Common Shares tendered to or withheld by the Company (by either actual delivery or by attestation) to satisfy payment of the Exercise Price of any Option or any Other Share-Based Award granted under the Plan, other than a Substitute Award, or (ii) not delivered because the Award is settled in cash or are Common Shares withheld to satisfy applicable tax obligations or other obligations arising from an Option or other Award.

(d) Any Common Shares underlying a Substitute Award shall not be deemed to have been issued for purposes of determining the maximum number of Common Shares remaining available for issuance under the Plan.

Section 4.02. Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, repurchase, combination or exchange of Common Shares or other securities of the Company, sale or transfer of all or substantially all of the Company’s assets or business or any other transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718, but not including ordinary cash dividends) affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then (a) the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (ii) the number of Common Shares or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (iii) the Exercise Price or other terms and conditions of any Award or, (b) if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award.

Section 4.03. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant).

ARTICLE 5

Eligibility and Participation

Key employees and other service providers of the Company or any of its Subsidiaries who are expected to be important to the ongoing business of the Company and any of its Subsidiaries shall be eligible to participate in and receive Awards under the Plan, which individuals will be selected by the Committee (each, an “Eligible Individual”). Awards may be granted on conditions specified by the Committee.

ARTICLE 6

Awards

Section 6.01. Options.

(a) General. The Committee is authorized to grant Options under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions.

(b) Exercise Price. Each Grant Notice and/or Award Agreement shall set forth the Exercise Price of each Option, which shall be established by the Committee at the time the Option is granted. Unless otherwise determined by the Committee with respect to an Option intended to be subject to Section 409A, the Exercise Price shall not be less than the Fair Market Value of a Common Share on the date of grant of the Option (which shall not be less than the “fair market value” of a Common Share within the meaning of Section 409A).

(c) Number of Common Shares. Each Grant Notice and/or Award Agreement shall specify the number of Common Shares that are subject to the Award.

(d) Vesting. The vesting schedule for each grant of Options shall be set forth in the applicable Grant Notice and/or Award Agreement, including the treatment of outstanding Options upon a Participant’s termination of employment or service.

(e) Limitations on Exercisability. An Option shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Committee in the Award Agreement, or otherwise in accordance with the Plan and the Award Agreement. The Committee may, in its discretion, provide that such an Option may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Committee or based on performance or other criteria established by the Committee.

(f) Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Committee), is received by the Company. Such payment may be made in cash or solely to the extent permitted by the applicable Award Agreement or otherwise permitted by the Committee, in part or in whole (i) in Common Shares owned by the Participant or in Common Shares which may be received by the Participant upon exercise of the Option (in each case, the value of such Common Shares shall be their Fair Market Value on the date of exercise); (ii) in other property acceptable to the Committee; or (iii) by any combination thereof.

(g) Term of Options. An Option and all rights and obligations thereunder shall expire on the date to be determined by the Committee and set forth in the applicable Award Agreement.

(h) Incentive Stock Options. The terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Subject to adjustment under Section 4.02, the maximum number of Common Shares that may be issued under Incentive Stock Options under the Plan is 200,000.

Section 6.02. Other Share-Based Awards. The Committee is authorized to grant unrestricted Common Shares or Other Share-Based Awards under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions, including vesting schedules or other criteria, including performance criteria, as the Committee will from time to time in its sole discretion determine.

Section 6.03. Settlement of Awards. Common Shares delivered pursuant to the exercise of an Option or the exercise or vesting and settlement of Other Share-Based Awards shall be subject to any such additional conditions (other than vesting conditions), restrictions and contingencies as the Committee may establish pursuant to the Plan and the applicable Award Agreement, in addition to the conditions set forth herein.

Section 6.04. Stockholders’ Agreement. Each Participant who is granted any Award shall, as a condition to the grant of such Award, execute an agreement pursuant to which he or she shall become a party to the Stockholders’ Agreement. The Stockholders’ Agreement is hereby incorporated by reference herein in its entirety, and each Participant and all of his or her Awards and Common Shares held pursuant to the exercise or settlement of his or her Awards shall be subject to the terms of the Stockholders’ Agreement, including, without limitation, those terms relating to the Company’s call rights, tag-along rights, drag-along rights and other rights and obligations of the Company and its stockholders relating to the Awards and underlying Common Shares set forth therein.

Section 6.05. Other Provisions. The grant of any Award may also be subject to such other provisions as the Committee deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Common Shares upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

ARTICLE 7

Change in Control

Section 7.01 Committee Actions on a Change in Control. In the event of a Change in Control, the Committee will have full discretion, subject to any applicable regulatory approvals, and subject to the terms of any Award Agreement, to take whatever actions that it deems necessary or appropriate with respect to outstanding Awards, including: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control as the Committee may determine in its sole discretion; (b) to provide for the assumption of an Award (or portions thereof) or the issuance of Substitute Awards with similar rights and features of the surviving or acquiring Company (subject to Section 409A, where applicable); (c) to provide for the cash-out and cancelation of any Vested Award (or portion thereof) immediately prior to such Change in Control, which cash-out may (subject to Section 409A, where applicable) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control; (d) subject to any special vesting provisions of the applicable Award Agreement, to cancel, without consideration, any Unvested Award and any other Award that is not otherwise exercised on or prior to any Change in Control; provided that, for the avoidance of doubt, if the Award has an Exercise Price that exceeds the Fair Market Value of the Common Shares underlying the Award, the Award may be canceled for no consideration; or (e) subject to any express provisions of the applicable Award Agreement, to take any other actions as the Committee deems necessary or advisable in connection with such Change in Control, including taking different actions with respect to different Participants under the Plan, different Awards under the Plan and different portions of Awards granted under the Plan.

ARTICLE 8

Tax Withholding

The delivery of Common Shares or other benefits under any Award shall be subject to satisfaction of all applicable withholding requirements. The Committee, in its sole discretion and subject to such requirements as it may prescribe, may permit such withholding or other tax obligations to be satisfied through any combination of the following: (a) cash payment by the Participant; (b) payroll withholding of the Participant’s salary, wages or other compensation; (c) surrender of Common Shares which the Participant already owns (either by actual surrender or attestation); or (d) surrender of Common Shares or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan.

ARTICLE 9

Transferability

Section 9.01. Transferability of Awards. Except as otherwise expressly permitted by the Committee, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. An Option (or Other Share- Based Award subject to exercise) may be exercised during the lifetime of the Participant only by him or her or by his or her legal representative. Any attempt to Transfer any such Award not in accordance with the provisions of Section 6.04 shall be void and immediately cancelled, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

Section 9.02. Transferability of Common Shares. Prior to termination of the Stockholders’ Agreement, except as otherwise expressly provided in the Stockholders’ Agreement, Common Shares issued in respect of an Award may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.

Section 9.03. Continuation of Terms. To the extent any transfer of any Award or of any Common Shares issued in respect of an Award is permitted pursuant to Section 9.01 or Section 9.02, (a) any transferee of any such Award or Common Share shall, by virtue of and as a condition to such transfer, agree to be bound by the terms of the Plan, the applicable Award Agreement and the Stockholders’ Agreement and (b) the provisions of the Plan and the Award Agreement with respect to such Award or Common Shares will continue to apply as though the Award or Common Shares were still held by the applicable Participant.

ARTICLE 10

Limitation on Implied Rights

Section 10.01. Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of any member of the Company Group whatsoever including without limitation, any specific funds, assets or other property which any member of the Company Group, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Common Shares or amounts, if any, payable under the Plan, unsecured by any assets of any member of the Company Group, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of any member of the Company Group shall be sufficient to pay any benefits to any Person.

Section 10.02. Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by any member of the Company Group regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 10.03. No Implied Rights or Obligations. The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of any member of the Company Group, or the Committee, except as expressly provided herein. No Award shall be deemed to be salary or compensation for the purposes of computing benefits under any employee benefit, severance, pension or retirement plan of the Company or any of its Subsidiaries, unless the Committee shall determine otherwise, applicable local law provides otherwise or the terms of such plan specifically include such compensation.

Section 10.04. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from any member of the Company Group pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 10.05. Rights as a Stockholder. No Participant or holder of any Award shall have any rights as a Stockholder with respect to any Common Shares underlying such Award until the Award has been exercised or settled, and the Participant or holder has been issued Common Shares in accordance with the terms of the Plan.

Section 10.06. Additional Conditions of Awards. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancelation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a termination of the Participant’s employment or service with the Company or any of its Subsidiaries, a violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of any member of the Company Group.

Section 10.07. No Fractional Common Shares. No fractional Common Shares will be issued or delivered pursuant to the Plan or any Award, and the Committee will determine whether cash or other securities will be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto will be canceled, terminated or otherwise eliminated.

Section 10.08. Variations by Jurisdiction. Awards may be granted to Participants in different legal jurisdictions on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 10.09. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company, its Subsidiaries, any of their Affiliates (including, for the avoidance of doubt, the Atairos Entities), trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include:

(a) administering and maintaining Participant records;

(b) providing information to the Company, its Subsidiaries, any of their Affiliates (including, for the avoidance of doubt, the Atairos Entities), trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c) providing information to future purchasers or other transaction counterparties of the Company, its Subsidiaries, and any of their Affiliates (including, for the avoidance of doubt, the Atairos Entities), or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 10.10. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, if at any time the Common Shares are listed on a national securities exchange or system sponsored by a national securities association, the issuance of any Common Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Common Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to any Common Shares or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 10.10, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all Common Shares available before such suspension and as to Common Shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

ARTICLE 11

Amendments, Suspensions or Termination of the Plan

Section 11.01. Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan from time to time, provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval by the stockholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; provided that any such amendment, alteration, suspension, discontinuation or termination that would materially adversely impair the rights of any Participant or any holder of any Award theretofore granted will not, to that extent, be effective without the consent of the affected Participant or holder, except that the Stockholders’ Agreement may be amended without the consent of a Participant in accordance with the terms thereof.

Section 11.02. Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially adversely impair the rights of any Participant or any holder of any Award theretofore granted will not, to that extent, be effective without the consent of the affected Participant or holder, except that the Stockholders’ Agreement may be amended without the consent of a Participant in accordance with the terms thereof.

Section 11.03. Corrections. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that it shall deem desirable to carry the Plan into effect.

Section 11.04. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included; provided, however, that if the Company’s call rights set forth in the Stockholders’ Agreement or other agreement shall be held invalid or unenforceable, the Awards granted under the Plan shall be cancelled and terminated.

ARTICLE 12

Termination

The Plan shall continue in effect until July 3, 2027, unless earlier terminated by the Board pursuant to Article 11; provided that, following any termination of the Plan, the terms of the Plan shall continue to apply to any Award for as long as the Award remains outstanding pursuant to its terms.

ARTICLE 13

Governing Law; Waiver of Jury Trial

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state. Participants acknowledge and agree that any controversy which may arise under or relate to the Plan or an Award Agreement is likely to involve complicated and difficult issues, and the Company and each Participant will agree to irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to the Plan or an Award Agreement, or the transactions and matters contemplated hereby or thereby.

ARTICLE 14

Section 409A of the Code

The Plan is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance thereunder (respectively, “Section 409A”), the provisions of the Plan shall be interpreted in a manner that satisfies such requirements, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid this conflict. If an operational failure occurs with respect to the requirements of Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other Person to the Company.

Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company or any of its Subsidiaries he or she is a “specified employee” (as defined in Section 409A) and any payments upon such termination under the Plan or such Award Agreement are treated as deferred compensation subject to Section 409A, he or she shall not be entitled to such payments until the earlier of (a) the date that is six months after such termination or (b) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A. For purposes of Section 409A, any payment or settlement of an Award made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.